Exhibit 5.1
BOUTIN GIBSON DI GIUSTO HODELL INC.
A PROFESSIONAL CORPORATION
555 Capitol Mall, Suite 1500
Sacramento, CA 95814
Telephone: (916) 321-4444
Fax: (916) 558-6210
August 28, 2008
Molina Healthcare, Inc.
200 Oceangate, Suite 100
Long Beach, California 90802
Ladies and Gentlemen:
Description of Representation
     At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Molina Healthcare, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about August 28, 2008 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 1,365,626 shares of the Company’s Common Stock (the “Stock”), of which 800,000 shares have been reserved for issuance under the Company’s 2002 Equity Incentive Plan (the “2002 Plan”) and 565,626 shares have been reserved for issuance under the Company’s 2002 Employee Stock Purchase Plan (the “2002 ESPP”).
Materials Examined
     In rendering this opinion, we have examined such instruments, documents and records as we have deemed relevant and necessary in order to render the opinions set forth herein, which included examination of the following:
     (1) the Company’s Certificate of Incorporation, certified by the Secretary of State of Delaware on August 19, 2008;
     (2) the Company’s Bylaws, certified by the Secretary of the Company;
     (3) all minutes of meetings and actions by written consent of the Board of Directors and stockholders of the Company with respect to the 2002 Plan or the 2002 ESPP, certified by the Secretary of the Company;
     (4) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference (including without limitation the 2002 Plan and 2002 ESPP); and

Molina Healthcare Inc.
August 28, 2008

     (5) a Management Certificate addressed to us and dated of even date herewith executed by certain officers of the Company containing certain factual representations (the “Management Certificate”).
Opinions
     Based upon the foregoing, we advise you that in our opinion:
     (1) The 800,000 additional shares of Stock that may be issued and sold by the Company upon the exercise of options and purchase rights granted or to be granted under the 2002 Plan, when issued, sold and delivered in accordance with the 2002 Plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement, will be validly issued, fully paid and nonassessable; and
     (2) The 565,626 additional shares of Stock that may be issued and sold by the Company pursuant to the 2002 ESPP, when issued, sold and delivered in accordance with the 2002 ESPP and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement, will be validly issued, fully paid and nonassessable.
Certain Assumptions
     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers or agents of the Company.
Certain Limitations and Qualifications
     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by Company representatives to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of such information or to determine the existence or non-existence of any other factual matters.
     As you know, we are admitted to practice law in the State of California. We express no opinion as to matters of law in any jurisdiction other than the State of California, except with respect to the General Corporation Law of the State of Delaware, and the federal laws of the United States.

Molina Healthcare Inc.
August 28, 2008

Use of Opinion
     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, any prospectus constituting a part thereof and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.
     This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in law of which we subsequently became aware or that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.
Very truly yours,
BOUTIN GIBSON DI GIUSTO HODELL INC.